UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006

VIRAGEN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-17827	11-2788282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8377

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

On October 4, 2006, the Company completed a $769,700 private placement of 7,697 shares of Series D 24% Cumulative Preferred Stock with a stated value of $100 per share. Holders of the Series D preferred stock are entitled, subject to the terms of the Company’s Certificate to Set Forth Designations, Preference and Rights with respect to its Series D preferred stock, to receive a cumulative dividend of 24% per annum on the stated value. The dividend is payable in cash at the earlier of (i) annually in arrears commencing August 18, 2007 and annually thereafter on each August 18th or (ii) upon redemption following the closing of any subsequent financing by the Company or its parent company, Viragen, Inc., with gross proceeds equal to or greater than $7,000,000. The Series D preferred stock is not convertible.

Subject to the priority of the Series C preferred stock and restrictions contained in the Certificate to Set Forth Designations, Preferences and Rights of Series C preferred stock, the Series D preferred stock is redeemable by the Company or holders of the Series D preferred stock upon the earlier of eighteen months from issuance or upon the closing of any subsequent financing in a single transaction or series of related transactions resulting in the receipt of aggregate gross proceeds equal to or greater than $7,000,000 to the Company or its parent company, Viragen, Inc. The holders of the Series D preferred stock may require the Company to redeem all or a portion of such holder’s preferred stock at its stated value, plus any accrued and unpaid dividends, rounded up to August 18 of the year of redemption (i.e., if such redemption occurs, dividends will be accrued and payable through the next August 18 despite redemption prior to that date). At the time of any such financing by the Company or its parent, the Company has the right to redeem all, but not less than all, of the Series D preferred stock at its stated value, plus any accrued and unpaid dividends, rounded up to August 18 of the year of redemption (i.e., if such redemption occurs, dividends will be accrued and payable through the next August 18, despite redemption prior to that date).

The Company received net proceeds from the offering of approximately $712,000, which will be used for working capital purposes.

The investors who participated in the private placement were non-U.S. residents, were outside the United States at the date of the execution and delivery of the subscription agreement, purchased the Series D preferred stock for their own accounts and not on behalf of any U.S. person and made various representations and warranties consistent with the requirements of Regulation S under the Securities Act of 1933. Accordingly, the issuance of the securities was exempt from registration under the Securities Act of 1933 by reason of Regulation S thereunder. The Company paid a 7.5% fee to an unaffiliated offshore finder in connection with this transaction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Certificate to set forth Designations, Preferences, and Rights of Series D 24% Cumulative Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 4.1 of Viragen International’s Form 8-K filed with the Securities and Exchange Commission on August 23, 2006)

10.1	Form of Subscription Agreement relating to the sale of Series D 24% Cumulative Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN INTERNATIONAL, INC.

By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and
Principal Financial Officer

DATED: October 5, 2006

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INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Form of Subscription Agreement relating to the sale of Series D 24% Cumulative Preferred Stock